                                                                      EXHIBIT 23

              [LESLEY, THOMAS, SCHWARZ & POSTMA, INC. LETTERHEAD]


                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-78340, No. 333-41379 and No. 333-45524) of
OptimumCare Corporation of our report dated February 12, 2002 with respect to the consolidated financial statements and schedule of OptimumCare Corporation which appears on page F-3 of this Annual Report (Form 10-K) for the years ended December 31, 2001 and 2000.

                                      /s/ LESLEY, THOMAS, SCHWARZ & POSTMA, INC.

                                      Lesley, Thomas, Schwarz & Postma, Inc.
                                      A Professional Accountancy Corporation
                                      Newport Beach, California



Newport Beach, California
March, 21, 2002